EXHIBIT 6.1

                                ARMANDO C. IBARRA
                           Certified Public Accountant
                           A Professional Corporation



Armando C. Ibarra, CPA.                     Members of the American Institute of
Armando Ibarra, Jr., CPA, J.D.                      Certified Public Accountants
of Certified Public Accountants             Members of the California Society
                                Members of the Better Business Bureau since 1997




October 15, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



                          Re: Viastar Media Corporation


Dear Ladies and Gentlemen:

We are the former independent auditors for Viastar Media Corporation (The "Company"). We have read the Company's Current Report on 8-K filed with the Securities and Exchange Commission on July 19, 2004 and agree with the statement made by the Company with respect to our dismissal as its independent auditors and with respect to the statements made by the Company in such current report. We have no basis to agree or disagree with other statements of the Company contained therein.



/s/ Armando C. Ibarra
------------------------------------
    Armando C. Ibarra, CPA, APC




                      371 E. Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465